EX-35.1
(logo) Saxon Mortgage Services, Inc.


Regulation AB Officer's Certificate
Section 229.1123 Servicer Compliance Statement


Saxon Mortgage Services Inc. ("Saxon"), as Servicer, is responsible, under Item 1123 of Regulation AB, for assessing its compliance with the requirements of the Transaction Agreements applicable to it for the transactions listed on Exhibit A, for the year ended December 31, 2007.

I, David Dill, hereby certify that I am an Authorized Officer of Saxon Mortgage Services, Inc., and further certify that:

(i) I have reviewed Saxon's activities during the reporting period and its performance under the applicable Transaction Agreement has been made under my supervision.

(ii) To the best of my knowledge, based on such review, Saxon has fulfilled all of its obligations under the Transaction Agreements in all material respects, throughout the reporting period.


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(logo) Saxon Mortgage Services , Inc.

By /s/ David Dill
David Dill
Chief Executive Officer and President
Saxon Mortgage Services Inc.
March 14, 2008



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605 P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817) 665-7400 Visit us on the web
at www.saxononline.com


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(logo) Saxon Mortgage Services , Inc.

Revised
EXHIBIT A


Transactions where SMSI acts as Servicer

ABFC 2007-WM1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-ASAP1
ACE Securities Corp. Home Equity Loan Trust, Series 2006-NC1
GSAA Home Equity Trust 2006-2
IXIS Real Estate Capital Trust 2006-HE1
IXIS Real Estate Capital Trust 2006-HE2
IXIS Real Estate Capital Trust 2006-HE3
IXIS Real Estate Capital Trust 2007-HE1
IXIS Real Estate Capital Trust 2007-HE2
Merrill Lynch Mortgage Investors Trust, 2006-RM3
Morgan Stanley ABS Capital I Inc. Trust 2006-HE1
Morgan Stanley ABS Capital I Inc. Trust 2006-HE4
Morgan Stanley ABS Capital I Inc. Trust 2006-HE5
Morgan Stanley ABS Capital I Inc. Trust 2006-HE6
Morgan Stanley ABS Capital I Inc. Trust 2006-HE8
Morgan Stanley ABS Capital I Inc. Trust 2007-HE1
Morgan Stanley ABS Capital I Inc. Trust 2007-HE2
Morgan Stanley ABS Capital I Inc. Trust 2007-HE3
Morgan Stanley ABS Capital I Inc. Trust 2007-HE4
Morgan Stanley ABS Capital I Inc. Trust 2007-HE5
Morgan Stanley ABS Capital I Inc. Trust 2007-HE6
Morgan Stanley ABS Capital I Inc. Trust 2007-HE7
Morgan Stanley ABS Capital I Inc. Trust 2007-HE8
Morgan Stanley ABS Capital I Inc. Trust 2007-NC1
Morgan Stanley ABS Capital I Inc. Trust 2007-NC2
Morgan Stanley ABS Capital I Inc. Trust 2007-NC3
Morgan Stanley ABS Capital I Inc. Trust 2007-NC4
Morgan Stanley ABS Capital I Inc. Trust 2007-SEA1
Morgan Stanley Home Loan Trust 2007-1
Morgan Stanley Home Loan Trust 2007-2
Morgan Stanley IXIS Real Estate Capital Trust 2006-1 Morgan Stanley IXIS Real Estate Capital Trust 2006-2 Morgan Stanley Mortgage Loan Trust 2006-10SL Morgan Stanley Mortgage Loan Trust 2006-11AR Morgan Stanley Mortgage Loan Trust 2006-13ARX Morgan Stanley Mortgage Loan Trust 2006-14SL Morgan Stanley Mortgage Loan Trust 2006-15XS Morgan Stanley Mortgage Loan Trust 2006-16AX Morgan Stanley Mortgage Loan Trust 2006-17XS Morgan Stanley Mortgage Loan Trust 2006-1AR Morgan Stanley Mortgage Loan Trust 2006-2AX


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Morgan Stanley Mortgage Loan Trust 2006-7AX Morgan Stanley Mortgage Loan Trust
2006-8XS Morgan Stanley Mortgage Loan Trust 2007-12 Morgan Stanley Mortgage Loan Trust 2007-13 Morgan Stanley Mortgage Loan Trust 2007-15AR Morgan Stanley Mortgage Loan Trust 2007-4SL Morgan Stanley Mortgage Loan Trust 2007-9SL Morgan Stanley Mortgage Loan Trust 2007-10XS Morgan Stanley Home Equity Loan Trust 2007-2 Morgan Stanley Structured Trust I 2007-1 NATIXIS Real Estate Capital Trust 2007-HE2 NovaStar Mortgage Funding Trust, Series 2006-1 NovaStar Mortgage Funding Trust, Series 2006-2 NovaStar Mortgage Funding Trust, Series 2006-3 NovaStar Mortgage Funding Trust, Series 2006-4 NovaStar Mortgage Funding Trust, Series 2006-5 NovaStar Mortgage Funding Trust, Series 2006-6 NovaStar Mortgage Funding Trust, Series 2006-MTA1 NovaStar Mortgage Funding Trust, Series 2007-1 NovaStar Mortgage Funding Trust, Series 2007-2 Saxon Asset Securities Trust 2006-1 Saxon Asset Securities Trust 2006-2 Saxon Asset Securities Trust 2006-3 Saxon Asset Securities Trust 2007-1 Saxon Asset Securities Trust 2007-2 Saxon Asset Securities Trust 2007-3 Saxon Asset Securities Trust 2007-4 Soundview Home Loan Trust 2006-EQ1

Transactions where SMSI acts as Sub-servicer for MSCC Morgan Stanley Mortgage Loan Trust 2006-3AR Morgan Stanley Mortgage Loan Trust 2006-5AR Morgan Stanley Mortgage Loan Trust 2006-6AR Morgan Stanley Mortgage Loan Trust 2006-7 Morgan Stanley Mortgage Loan Trust 2006-8AR Morgan Stanley Mortgage Loan Trust 2006-11 Morgan Stanley Mortgage Loan Trust 2007-12


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Morgan Stanley Mortgage Loan Trust 2007-13
Morgan Stanley Mortgage Loan Trust 2007-14AR
Sequoia Mortgage Trust 2007-1
Thornburg 2007-3



We are a debt collector. Any information obtained will be used for that purpose.

4708 Mercantile Drive North * Fort Worth, TX 76137-3605 P.O. Box 161489 * Fort Worth, TX 76161-1489 * (800) 594-8422 * Fax (817) 665-7400 Visit us on the web
at www.saxononline.com